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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party Other than the Registrant |_|

Check the appropriate box:
|X| Preliminary Proxy Materials            |_| Confidential, For Use of the
|_| Definitive Proxy Statement                 Commission only
|_| Definitive Additional Materials            (as permitted by Rule 14a-6(e)(2)
|_| Soliciting Material Under Rule 14a-12

                         Pingchuan Pharmaceutical, Inc.
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                (Name of Registrant as Specified in its Charter)
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      (Name of Person Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

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         (2) Aggregate number of securities to which transaction applies:

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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4) Proposed maximum aggregate value of transaction:

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         (5) Total fee paid:

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         |_| Fee previously paid with preliminary materials:

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         |_| Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:
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         (2) Form, Schedule or Registration Statement No.:
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         (3) Filing Party:
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         (4) Date Filed:
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


                                      PROXY

                         PINGCHUAN PHARMACEUTICAL, INC.

                       SOLICITED BY THE BOARD OF DIRECTORS

For use at the January 2, 2007 Special Meeting

The  undersigned   hereby  appoints  Robert  Brantl  as  Proxy,  with  power  of substitution, who shall be present at the meeting to vote all of the shares of the undersigned as follows:

(1)  PROPOSAL TO EFFECT A 1-FOR-6 REVERSE SPLIT OF THE COMMON STOCK.

      /  /   FOR              /  /   AGAINST              /  /   ABSTAIN

and in his discretion upon such other business as may be properly brought before the Special Meeting of Shareholders of PINGCHUAN PHARMACEUTICAL, INC., to be held at ______________________on January 2, 2007 at 10:30 a.m. local time, and any adjournments thereof. This proxy revokes all prior proxies given by the undersigned.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

Date:             ___________________

Signature:        ___________________

Print Name:       ___________________

Signature:        ___________________

(if jointly held)

IMPORTANT: Please sign exactly as name appears on your stock certificate. Joint owners should both sign. When signing as executor, trustee, guardian, attorney or officer of a corporation, give title as such. If a partnership, please sign in partnership name.

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.

                         PINGCHUAN PHARMACEUTICAL, INC.
                       131 Shizi Street, Nangang District
                             Harbin Heilongjiang F4
                                P.R. China 150000

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JANUARY 2, 2007

A Special Meeting of Shareholders of Pingchuan Pharmaceutical, Inc., to be held at _________________ on January 2, 2007 at 10:30 a.m., local time, for the following purposes:

       (1) To vote upon a proposal to effect a 1-for-6 reverse split of the common stock;

       (2) To transact such other business as may properly come before the meeting.

Stockholders of record as of the close of business on December 4, 2006 will be entitled to vote at the meeting.

Enclosed is a proxy statement and form of proxy. Shareholders who do not expect to attend the Special Meeting are requested to sign and return the proxy in the enclosed envelope.



                                    By Order of the Board of Directors


                                    HU ZHANWU
                                    President

December 11, 2006

                         Pingchuan Pharmaceutical, Inc.
                       131 Shizi Street, Nangang District
                             Harbin Heilongjiang F4
                                P.R. China 150000


                                 PROXY STATEMENT

This Proxy Statement is furnished to shareholders of Pingchuan Pharmaceutical, Inc. in connection with the solicitation by the Board of Directors of proxies to be used at a Special Meeting of the Shareholders of Pingchuan. This Notice of Special Meeting and Proxy Statement, and the accompanying proxy card have been mailed to the shareholders on or after December 11, 2006 for the purpose set forth in the notice of the Special Meeting.

If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time up until the time when it is voted by the Proxy Committee. The proxy may be revoked by sending written revocation to the Proxy Committee (c/o Robert Brantl, Esq., 52 Mulligan Lane, Irvington, NY 10533) or by making a proxy bearing a later date or by appearing and voting at the Special Meeting. The proxy is in ballot form and each shareholder may indicate approval or disapproval as to the proposal identified in the proxy and accompanying Notice of Special Meeting and as set forth and discussed in this Proxy Statement. The proposals will be presented by the Board of Directors of Pingchuan. Where a choice is specified with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specification made. Where a choice is not so specified, the shares represented by the proxy will be voted in favor of the proposal. The Proxy Committee appointed by the Board of Directors consists of Robert Brantl, Esq., counsel to Pingchuan.


                          VOTING SECURITIES OUTSTANDING

Stockholders of record entitled to vote will be determined as of the close of business on December 4, 2006. At that date, there were outstanding and entitled to vote 71,996,407 shares of common stock of Pingchuan, constituting the only class of stock outstanding and entitled to vote at the meeting. Each share of common stock entitles the holder thereof to one vote.

The following table sets forth the beneficial ownership of outstanding shares of voting stock of Pingchuan as of December 4, 2006 by any person who, to the knowledge of Pingchuan , owns beneficially more than 5% of the outstanding common stock, by each Pingchuan director, and by the directors and officers of Pingchuan as a group. None of the persons identified below owns any securities of Pingchuan other than the voting stock listed below. All shares are owned of record and beneficially, except where otherwise noted.



  Name and Address                    Amount and Nature of          Percentage
  of Beneficial Owner(1)              Beneficial Ownership           of Class
  -----------------------             --------------------          ----------
  Zhanwu Hu                                36,557,700                  50.8%
  Qitai Yao                                   160,000                   0.2%
  Xichen Gao                                   80,000                   0.1%
  Jundong Zhang                                    --                   0.0%

  All officers and directors               ----------                  -----
   as a group (5 persons)                  36,797,700                  51.1%
  -----------------------------

(1) The address of each shareholder, unless otherwise noted, is c/o Heilongjiang Pharmaceutical, Inc., 131 Shizi Street, Nangang District, Harbin Heilongjiang F4, P.R. China 50000

               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                  TO EFFECT A REVERSE SPLIT OF THE COMMON STOCK
                           (Item #1 on the Proxy Card)

Proposal. The Board of Directors of Pingchuan proposes that the certificate of incorporation of Pingchuan be amended to effect a reverse split of Pingchuan's common stock at the ratio of 1:6 (the "Reverse Split"). The number of authorized shares of common stock would not be affected by the amendment. No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive one whole share of Pingchuan common stock in lieu of the fraction.

Reasons for the Proposal. There are two primary reasons why the Board of Directors is recommending the Reverse Split. The first reason is that our certificate of incorporation currently authorizes the Board of Directors to issue 150,000,000 common shares and 5,000,000 preferred shares. At present, 71,996,407 common shares have been issued and remain outstanding. So there is not an adequate number of authorized but unissued shares of common stock available for the various purposes for which the Board of Directors might wish to use such shares, such as effecting acquisitions, obtaining financing, and recruiting management personnel, all of which will be necessary if Pingchuan is to undertake new business operations.

At the present time, the Board of Directors has not made any specific plan, commitment, arrangement, understanding or agreement with respect to the additional shares that will be available for issuance after the Reverse Split.

The second reason for the Reverse Split relates to the current low market price of our common stock. Pingchuan will require financing to fund its business development, be it the costs of acquisitions or the capital needed to fund the growth of the acquired companies. The Board of Directors has come to the conclusion that an increase in the market price of the common stock may enhance the marketability of the common stock and so improve Pingchuan's prospects for obtaining financing. It is hoped that the Reverse Split will increase the per share market price of the common stock. There is, however, no assurance that the market price will increase, or that it will not return to its current levels after the Reverse Split.

Recently, the market price for Pingchuan common stock has been only pennies per share. Many brokerage firms are reluctant to recommend lower-priced stocks to their clients. The policies and practices of some brokerage houses tend to discourage individual brokers within those firms from dealing in lower priced stocks. Additionally, the brokerage commission on the purchase or sale of stock with a relatively low per share price generally tends to represent a higher percentage of the sales price than the brokerage commission charged on a stock with a relatively high per share price. The Board of Directors believes that these issues are best addressed by an increase in the inherent value per share of common stock that will occur as a result of the Reverse Split. The Board believes that, absent the Reverse Split, Pingchuan is not likely to obtain any additional financing. Accordingly, the Board believes that the proposed Reverse Split is essential to Pingchuan's prospects for raising financing through the sale of its common stock or derivative securities.

General Effect of the Reverse Split. If the Reverse Split is approved, the amendment to the certificate of incorporation would provide that each six shares of common stock outstanding on the effective date of the Reverse Split would be exchanged for one post-Reverse Split share of Pingchuan common stock ("New Common Stock"). The New Common Stock will not be different from the common stock held by Pingchuan shareholders prior to the Reverse Split. The holders of the New Common Stock will have the same relative rights following the effective date of the Reverse Split as they had before the effective date.

The table below shows the effect of the Reverse Split on the aggregate number of common shares outstanding at December 4, 2006. The column labeled "After Reverse Split" does not reflect any adjustments that may result from the rounding up of fractional shares. We cannot calculate at this time the number of whole shares that will be issued in lieu of fractions as a result of the Reverse Split.

                                       Prior to                After
                                     Reverse Split         Reverse Split
                                     -------------         -------------
     Shares of Common Stock:
         Authorized                    150,000,000           150,000,000
         Issued and outstanding         71,996,407            11,999,401
         Available for issuance         78,003,593           138,000,599
         Par value per share             $   0.001             $   0.001

The Reverse Split will increase the number of shares available for issuance by the Board of Directors to 138,000,599. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the Pingchuan shareholders. North Carolina law requires that the Board use its reasonable business judgment to assure that Pingchuan obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in Pingchuan. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of Pingchuan common stock.

The Reverse Split, with the resulting increase in the number of shares available for issuance, is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of Pingchuan. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make Pingchuan unattractive to the party seeking control of Pingchuan. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

Exchange of Stock Certificates and Liquidation of Fractional Shares. If the Reverse Split is approved, then upon filing of the certificate of amendment with the North Carolina Secretary of State, the outstanding certificates representing shares of Pingchuan common stock will be automatically converted into certificates representing shares of New Common Stock. Every shareholder who surrenders a certificate representing shares of common stock to the transfer agent with the appropriate stock transfer fee will receive a certificate representing the appropriate number of shares of New Common Stock. The transfer agent for Pingchuan common stock is:

                       Florida Atlantic Stock Transfer Co.
                               7130 Nob Hill Road
                             Tamarac, Florida 33321
                                  954-726-4954

For the Reasons Indicated, the Board of Directors Recommends That You Vote "For" Approval of the Reverse Split.

                                  OTHER MATTERS

Vote Required to Approve the Proposals

The affirmative vote of the majority of the shares of common stock outstanding on the Record Date will be required for approval of each Proposal. Abstentions will have the same effect as negative votes since the percentage requirement for approval is based on all outstanding shares and not only on those shares casting votes. Broker non-votes, if any, will not be counted and will have no effect on the vote.

Dissenters Rights

Under North Carolina law, shareholders are not entitled to dissenters' rights with respect to any of the transactions described in this Proxy Statement.

Transaction of Other Business

As of the date of this Proxy Statement, Management has no knowledge of any business which will be presented for consideration at the meeting other than that described above. Should any other matter come before the meeting, it is the intention of the Proxy Committee to vote such proxy in accordance with their best judgment.

Shareholder Proposals.

In order for shareholder proposals intended to be presented at the next meeting of Shareholders to be eligible for inclusion in the corporation's proxy statement and the form of proxy for such meeting, they must be received by the corporation at its principal executive offices a reasonable time before the corporation prints its proxy materials for the meeting. In addition, if the corporation does not receive notice of a shareholder proposal within a reasonable time before the corporation mails its proxy materials to the shareholders, then the proxies solicited by the Board of Directors may confer on the proxy committee discretionary authority to vote on the shareholder proposal. The Board of Directors has not determined when there will be another meeting of the shareholders.

Solicitation of Proxies

The entire expense of preparing, assembling and mailing this proxy statement, the form of proxy and other material used in the solicitation of proxies will be paid by Pingchuan. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and Pingchuan will reimburse them for expenses in so doing. To the extent necessary in order to insure that sufficient votes are cast, officers and agents of Pingchuan, who will not be additionally compensated therefor, may request the return of proxies personally. The extent to which this will be necessary depends on how promptly proxies are received, and shareholders are urged to send their proxies without delay.



                                       By Order of the Board of Directors

                                       HU ZHANWU
                                       President

Dated:  December 11, 2006



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